SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


I.   SCHEDULE 14A INFORMATION

     A. Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X| Preliminary Proxy Statement
|_| Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
| | Definitive Proxy Statement
|_| Definitive  Additional Materials
|_| Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                      American Mobile Satellite Corporation
                (Name of Registrant as Specified in Its Charter)

                                 Randy S. Segal
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction  applies:
2)   Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)   Proposed maximum aggregate value of transaction:
5)   Total fee paid:


     |_| Fee paid previously with preliminary materials.
     |_| Check box if any part of the fee is offset as provided by Exchange  Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:
         2)   Form Schedule or Registration Statement No.:
         3)   Filing Party:
         4)   Date Filed:

[GRAPHIC OMITTED]





American Mobile Satellite Corporation
10802 Parkridge Boulevard
Reston, Virginia  20191-5416

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of American Mobile Satellite Corporation to be held at 9:00 a.m. on Tuesday, May 23, 2000 at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia (703/620-9000).

The formal notice of annual meeting and proxy statement are attached to this letter. This material contains information concerning the business to be conducted at the meeting and the nominees for election as directors.

Even if you are unable to attend the meeting in person, it is important that your shares be represented. Therefore, I urge you to complete, date, sign and return the enclosed proxy card at your earliest convenience. If you choose to attend the annual meeting, you may, of course, revoke your proxy and cast your votes personally at the meeting.


                                        Sincerely,
                                        /s/Gary M. Parsons
                                        Chairman of the Board

[GRAPHIC OMITTED]






American Mobile Satellite Corporation
10802 Parkridge Boulevard
Reston, Virginia  20191-5416

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of American Mobile Satellite Corporation:

The annual meeting of stockholders of American Mobile Satellite Corporation ("American Mobile" or the "Company") will be held at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia, on Tuesday, May 23, 2000, at 9:00 a.m., for the following purposes:

1. To elect six directors;

2. To  consider  and  act  upon a  proposal  to  amend  the  Company's  Restated
Certificate of Incorporation to remove the Certificate of Incorporation's requirement of a minimum Board size;

3. To  consider  and  act  upon a  proposal  to  amend  the  Company's  Restated
Certificate of Incorporation to change the requirement for amending the Certificate of Incorporation from two-thirds of the outstanding common stock to a majority of the outstanding common stock;

4. To consider and act upon a proposal to amend and restate the Company's 1989 Employee Stock Option Plan as the "American Mobile Satellite Corporation Stock Award Plan," in order to increase the number of authorized shares available under such plan to 7,300,000, and to amend certain other provisions of such plan;

5. To consider and act upon a proposal to amend the Company's Employee Stock Purchase Plan to increase the number of authorized shares available under the Employee Stock Purchase Plan from 300,000 to 600,000;

6. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as independent accountants for American Mobile for the year 2000; and

7. To transact such other business as may be properly brought before the meeting or any adjournments thereof.

Only holders of record of American Mobile's common stock at the close of business on March 31, 2000 will be entitled to vote at the meeting. A list of such stockholders will be available at the Company's headquarters, 10802 Parkridge Boulevard, Reston, Virginia 20191 for examination during normal business hours by any stockholder for any purpose germane to the meeting for a period of ten days prior to the meeting.

Stockholders who do not expect to attend the meeting in person are asked to date, sign and complete the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage if mailed in the United States.

                                             By order of the Board of Directors,
                                             Randy S. Segal
                                             Senior Vice President and Secretary

Reston, Virginia
April 19, 2000

[GRAPHIC OMITTED]



American Mobile Satellite Corporation
10802 Parkridge Boulevard
Reston, Virginia  20191-5416




The accompanying proxy is solicited on behalf of the Board of Directors of American Mobile Satellite Corporation ("American Mobile" or the "Company") for use at the annual meeting of stockholders to be held on May 23, 2000, and any postponement or adjournments thereof. The annual meeting will be held at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia, and will commence at 9:00 a.m. Any stockholder giving a proxy may revoke it at any time before it is exercised at the meeting by delivering to the Secretary of American Mobile a written instrument of revocation or a duly executed proxy bearing a later date. This proxy statement and the accompanying form of proxy are being first sent to stockholders on or about April 19, 2000.

The only class of securities of American Mobile entitled to vote at the 2000 annual meeting is its common stock, of which 49,455,775 shares were outstanding on March 31, 2000. Only stockholders of record at the close of business on March 31, 2000 will be entitled to vote at the annual meeting. The presence at the annual meeting of the holders of a majority of the issued and outstanding shares of common stock entitled to vote, either in person or represented by properly executed proxies, is necessary to constitute a quorum for the transaction of business at the meeting. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the annual meeting in the manner described elsewhere in this proxy statement.

Each stockholder has one vote for each share of common stock held. In Proposal 1, the election of directors, each stockholder is entitled to cumulate his or her votes. Under cumulative voting, each stockholder is allowed that number of votes equal to the number of director positions to be filled (six) multiplied by the number of shares of common stock owned. The stockholder may distribute those votes among one or more, or all, of the nominees as the stockholder desires. However, as described below, the accompanying proxy reserves to the persons named therein the right to distribute the votes represented by such proxy in their discretion in order to maximize the likelihood of electing the full slate of directors. Under cumulative voting, directors are elected by a plurality of votes cast. A withheld vote on any nominee will not affect the voting results.

Proposals 2 and 3, which seek approval of certain amendments to the Company's Certificate of Incorporation, will require the affirmative vote of two-thirds of the shares of common stock issued and outstanding on the record date. Abstentions with respect to such proposals will have the same effect as a vote against such proposals.

Each of Proposals 4, 5, and 6 will require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting. Abstentions will be treated as votes present and entitled to vote and thus will have the effect of a vote against these proposals.

Brokers who hold shares in street name for beneficial owners do not have the authority to vote on certain matters for which they have not received instructions from beneficial owners. Broker non-votes (arising from the lack of instructions from beneficial owners) will not be included in the vote totals on Proposals 2 or 3, and thus will affect the outcome of the vote on those Proposals. Broker non-votes will not affect the outcome of the vote on Proposal 4, Proposal 5 or Proposal 6. Broker non-votes will be counted in determining the existence of a quorum.

The cost of soliciting proxies in the form enclosed herewith will be borne by the Company. The Company has engaged Georgeson Shareholder Communications, Inc., to assist in the distribution of proxy materials and the solicitation of proxies at a cost of approximately $8,500 plus out of pocket expenses. In addition, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone. The Company also will request persons, firms and corporations holding common stock in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners, and the Company will reimburse the holders for their reasonable out-of-pocket expenses in so doing.

                            1. ELECTION OF DIRECTORS

It is intended that the persons named in the proxy will, unless otherwise instructed, vote for the election of the six nominees listed below to serve as directors until the next annual meeting of stockholders and until their respective successors are elected and qualified. If for any reason any nominee should not be available for election or able to serve as a director, the accompanying proxy may be voted for the election of a substitute nominee designated by the Board of Directors and will be voted for the election of the other nominees named therein. In any event, management reserves the right in its discretion to distribute the total votes represented by the proxies unevenly or among less than all of the persons named (or their substitutes), as permitted by cumulative voting, in order to maximize the likelihood of electing the full slate of directors.

The Board currently comprises six members, with one vacancy. Because there are only six nominees for election as directors at the annual meeting, the present vacancy remains. While the Board continues to explore the possibility of increasing its size by adding one or more directors, it has determined that the current size and composition of the Board is appropriate. Also, as described below under Proposal 2, "Amendment to the Company's Restated Certificate of Incorporation to Remove the Requirement of a Minimum Board Size," stockholders are being asked at the annual meeting to approve an amendment to the Company's Restated Certificate of Incorporation to remove the Certificate of Incorporation's existing requirement that the Board comprise at least seven (7) members. If stockholders approve such Proposal 2, the present vacancy would be eliminated, effective as of the date of the annual meeting. If stockholders do not approve Proposal 2, then the present vacancy would remain until such time as an additional director is added to the Board.

Nominees

Information with respect to the business experience and affiliations of the nominees to the Board of Directors is set forth below. The information set forth below and elsewhere in this proxy statement concerning the nominees and their security holdings has been furnished by them to American Mobile.

     Gary M. Parsons, 49. American Mobile's Chairman of the Board of Directors since March 1998, Mr. Parsons has been an American Mobile director, and formerly Chief Executive Officer and President of American Mobile, since July 1996. Mr. Parsons also serves as the Chairman of the Board of Directors of XM Satellite Radio Holdings Inc. ("XM Radio"). Mr. Parsons joined American Mobile from MCI Communications Corporation ("MCI") where he served in a variety of executive roles from 1990 to 1996, including most recently as Executive Vice President of MCI Communications, and as Chief Executive Officer of MCI's subsidiary MCImetro, Inc. From 1984 to 1990, Mr. Parsons was one of the principals of Telecom*USA, which was acquired by MCI.

     Douglas I. Brandon, 41. An American Mobile director since January 1998, Mr. Brandon is Vice President -- External Affairs & Law, AT&T Wireless Services, Inc. ("AT&T Wireless"). Prior to joining AT&T Wireless in 1993, Mr. Brandon was associated with the law firm of Davis Polk & Wardwell beginning in 1986. Prior to Davis Polk, Mr. Brandon clerked for the Honorable William H. Timbers of the United States Court of Appeals for the Second Circuit.

     Billy J. Parrott, 65. An American Mobile director since May 1988, Mr. Parrott is President and Chief Executive Officer of Antifire, Inc., a manufacturer of non-toxic fire retardants. Mr. Parrott is also the founder and co-founder of several telecommunications companies, including Private Networks, Inc., a builder and operator of telecommunications and broadcast properties, and Roanoke Valley Cellular Telephone Company, a cellular communications company. Mr. Parrott is owner of a production company where he functions as a writer, producer, director and marketing consultant to Fortune 500 companies.

     Walter V. Purnell, Jr., 54. An American Mobile director and the Company's Chief Executive Officer since January 1999, Mr. Purnell also serves as the President, a position he has held since March 1998. Previously, Mr. Purnell was President and Chief Executive Officer of ARDIS since September 1995. Before that, Mr. Purnell had served as the chief financial officer of ARDIS since its founding in 1990. Before 1990, Mr. Purnell held a broad range of senior executive positions with IBM over 23 years, with financial responsibility over significant telecommunications and other business divisions, both domestically and internationally.

     Andrew A. Quartner, 46. An American Mobile director since May 1988, Mr. Quartner also serves as corporate counsel at Nextlink Communications, Inc. and Vice Chairman of CellPort Labs, Inc. Prior to 1997, Mr. Quartner was Senior Vice President, Law, of AT&T Wireless, which he joined in November 1985. Prior to joining AT&T Wireless, Mr. Quartner was associated with the law firm of Debevoise & Plimpton in New York.

     Jack A. Shaw, 61. An American Mobile director and formerly Chairman of the Board of Directors of American Mobile since July 1996, Mr. Shaw is Senior Executive Vice President of Hughes Electronics Corporation ("Hughes Electronics"). Mr. Shaw is a member of the Hughes Electronics Executive Committee. Mr. Shaw also serves as a Director of XM Radio. Prior to Mr. Shaw's current position, Mr. Shaw was Chairman and Chief Executive Officer of Hughes Network Systems ("HNS") and Executive Vice President of Hughes Electronics. Previously, Mr. Shaw held senior management positions with companies including ITT Space Communications, Inc., Digital Communications Corporation and M/A-Com, which was acquired by Hughes in 1987.

The Board of Directors recommends that stockholders vote FOR the election of the six persons nominated to serve as Directors.

Board Committees, Meetings and Compensation

The Board of Directors has an Audit Committee which currently consists of Messrs. Parrott and Quartner. The Audit Committee is responsible for reviewing the Company's internal auditing procedures and accounting controls and will consider the selection and independence of the Company's outside auditors. The Audit Committee met three times during 1999.

The Board of Directors has a Nominating Committee which makes nominations for the Board of Directors and the Committees of the Board. The current members of the Nominating Committee are Messrs. Parrott, Parsons and Shaw. The Nominating Committee met once during 1999. The Nominating Committee will consider stockholder proposals of persons to be nominated for election to the Board made in accordance with the Company's Bylaws. See "Proposals for the Company's Annual Meeting in 2001," below.

The Board of Directors has a Compensation and Stock Option Committee which is responsible for administering American Mobile's 1989 Employee Stock Option Plan (the "Option Plan"), reviewing certain of American Mobile's compensation programs and making recommendations to the Board of Directors with respect to compensation. The current members of the Compensation and Stock Option Committee are Messrs. Brandon, Parrott, Parsons, Purnell, Quartner, and Shaw. As described elsewhere in this proxy statement, stockholders are being asked to approve the amendment and restatement of the Option Plan. The Compensation and Stock Option Committee will continue to administer the Option Plan. The Compensation and Stock Option Committee met once during 1999 and took action by unanimous written consent twice during 1999.
See "Compensation and Stock Option Committee Report."

The Board of Directors also has an Executive Committee which meets as needed and generally has full authority to act on behalf of the Board of Directors unless otherwise prohibited by Delaware law. See "Agreements Among Stockholders." The current members of the Executive Committee are Messrs. Brandon, Parrott, Parsons, Purnell, Quartner and Shaw. The Executive Committee did not meet during 1999.

The Board of Directors has an Independent Committee which is responsible for reviewing possible transactions in which one or more of the Directors may have an interest. The current members are Messrs. Brandon, Parrott and Quartner. The Independent Committee met twice during 1999.

The Board of Directors met 11 times during 1999. All director nominees except Mr. Quartner attended 75% or more of all Board meetings and meetings of committees of which they were members during 1999.

Each non-employee member of the Board of Directors is entitled to receive an annual retainer of $19,000, and each member of the committees of the Board is entitled to receive additional amounts as follows: Executive Committee, $3,500 per year; Audit Committee, $2,500 per year; Independent Committee, $2,500 per year; Nominating Committee, $2,000 per year; and Compensation and Stock Option Committee, $2,000 per year. Directors have the right to elect to retain or forego these amounts, or to have them donated to a charity of their choice. Messrs. Parrott and Quartner elected to have such amounts paid to them directly. All other directors elected to forego receipt of retainer and committee fees.

Each non-employee member of the Board of Directors (an "Eligible Director") is entitled to receive options exercisable for the Company's common stock as provided in the Company's 1999 Stock Option Plan for Non-Employee Directors ("Director Plan"). Pursuant to the Director Plan, each Eligible Director (other than directors electing not to receive such options) receives an initial option to purchase 5,000 shares of common stock, and automatically receives annually an option to purchase 2,500 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. Each option expires on the earlier of (i) ten years from the date of grant or (ii) seven months after a director's termination of service as a director.

Eligible Directors are also eligible to receive discretionary stock option grants under the Director Plan. In 1999, the Board of Directors made discretionary stock option grants to two directors, in recognition of those directors' long-time service on behalf of the Board of Directors and the Company, and also in recognition of assistance provided by such directors on special projects. During 1999, Mr. Quartner received discretionary grants of options to purchase 10,000 shares of Common Stock at $4.61 and 20,000 shares of Common Stock, at an exercise price of $8.84 per share, and Mr. Parrott received discretionary options to purchase 20,000 shares of Common stock, at an exercise price of $8.84 per share.

As described elsewhere in this proxy statement, stockholders are being asked to approve the amendment and restatement of the Option Plan. Under the Option Plan, as proposed for amendment, Eligible Directors would be eligible for discretionary option grants. Future grants of stock options to Eligible Directors will be made under the Option Plan. See "Proposal 4. Amendment and Restatement of the 1989 Employee Stock Option Plan as the American Mobile Satellite Corporation Stock Award Plan."

Security Ownership of Certain Beneficial Owners and Management

The following table and the accompanying notes set forth certain information concerning the beneficial ownership of American Mobile's common stock at March 31, 2000 (except where otherwise indicated), by (i) each person who is known by American Mobile to own beneficially more than five percent of American Mobile's common stock, (ii) each director, (iii) each Executive Officer named in the Summary Compensation Table (see "Executive Compensation," below) and (iv) all directors and Executive Officers as a group. Except as otherwise indicated, each person listed in the table has informed American Mobile that such person has (i) sole voting and investment power with respect to such person's shares of common stock and (ii) record and beneficial ownership with respect to such person's shares of common stock.

         Name of Beneficial Owner(1)                                   Number of
                                                                        Shares         % of Class
         Beneficial Owners of More than 5%

         AT&T Wireless Services, Inc.(2)                               3,001,145           6.07%
         1150 Connecticut Avenue, N.W.
         Washington, DC  20036

         Baron Capital, Inc.(3)                                        6,150,881          12.23%
         767 Fifth Avenue, 24th Floor
         New York, NY 10153

         Hughes Communications Satellite Services, Inc.(4)            11,661,796          21.42%
         Building S66/D468
         Post Office Box 92424
         Los Angeles, CA  90009

         Motorola, Inc.                                                2,470,532           4.99%
         1303 East Algonquin Road
         Schaumberg, IL 60196

         Noah A. Samara, Trustee                                       4,094,244           8.28%
         XM Ventures
         c/o WorldSpace, Inc.
         2400 N Street, NW
         Washington, DC 20037

         Directors and Executive Officers
         Douglas I. Brandon ........................................       5,000              *
         Robert L. Goldsmith(5)(9)  ................................     159,869              *
         Billy J. Parrott(6)(7) ....................................      33,600              *
         Gary M. Parsons(5)(9)  ....................................     638,582           1.29%
         Walter V. Purnell, Jr.(5)(9)(10)  .........................     173,958              *
         Andrew A. Quartner(6)(8)       ............................      41,000              *
         Jack A. Shaw(6)............................................       6,000              *
         Randy S. Segal(5) (9)......................................     177,159              *
         W. Bartlett Snell(9).......................................      55,100              *

         All Directors and Executive Officers as a
         group (9 persons)(5)(9) ...................................   1,290,268           2.55%

         * Less than 1%
                                        7

               (1)Certain holders of common stock, including each of the beneficial owners of more than 5% of the common stock ("5% Stockholders") listed in the table are parties to a stockholders' agreement dated December 1, 1993 (the "Stockholders' Agreement"). The 5% Stockholders who are parties to the Stockholders' Agreement may be deemed to constitute a group having beneficial ownership of all common stock held by members of such group. See "Agreements Among Stockholders." Each such 5% Stockholder disclaims beneficial ownership as to shares of common stock held by other 5% Stockholders.

               (2)Through its subsidiaries, Transit Communications, Inc. (681,818 shares), Satellite Communications Investments Corporation (1,113,135 shares) and Space Technologies Investments, Inc. (1,206,192). Transit Communications, Inc. is indirectly 80%-owned by LIN Broadcasting Corporation, which is an indirect subsidiary of AT&T Wireless. Satellite Communications Investments Corporation and Space Technologies Investments, Inc. are direct or indirect subsidiaries of AT&T Wireless.

               (3)Includes 828,281 shares of common stock issuable upon exercise of warrants issued in connection with the guarantees of the bank financings.

               (4)Hughes Communications Satellite Services, Inc. ("HCSSI") is an indirect wholly-owned subsidiary of Hughes, which is a wholly-owned subsidiary of General Motors Corporation. Includes 25,486 shares of common stock issuable upon exercise of warrants issued to HCSSI on January 19, 1996, in connection with a prior interim financing facility guarantee and 4,969,688 shares of common stock issuable upon exercise warrants issued in connection with the bank financings.

               (5)Includes shares owned through the Company's matching 401(k) Plan and/or Employee Stock Purchase Plan.

               (6)Includes shares issuable upon the exercise of options granted under the Director Plan which options are vested and exercisable within sixty days after March 31, 2000, subject to compliance with applicable securities laws.

               (7)Includes 7,500 shares owned by Private Networks, Inc., a company in which Mr. Parrott owns a one-third equity interest. Mr. Parrott disclaims beneficial ownership as to all such shares of common stock.

               (8)Includes 1,050 shares owned by trusts for the benefit of each of Mr. Quartner's three children, of which Mr. Quartner is trustee, and 100 shares owned by Mr. Quartner's wife. Mr. Quartner disclaims beneficial ownership as to all such shares of common stock.

               (9)Includes shares issuable upon the exercise of options granted under the Option Plan which options are vested and exercisable within sixty days after March 31, 2000, subject to compliance with applicable securities laws. Also includes shares of restricted stock awarded under the Option Plan, which are subject to a number of conditions of forfeiture.

               (10)Includes 200 shares owned by Mr. Purnell's wife, as to which Mr. Purnell disclaims beneficial ownership.

Agreements Among Stockholders

Motorola Agreement

In connection with the acquisition of ARDIS from Motorola by the Company on March 31, 1998 (the "ARDIS Acquisition"), and pursuant to the Stock Purchase Agreement dated as of December 31, 1997, as amended March 31, 1998, American Mobile, Motorola and certain of American Mobile's principal stockholders (Hughes and AT&T Wireless) (the "Participating Stockholders") agreed to certain registration rights with respect to American Mobile's common stock. Pursuant to the terms of the Participation Rights Agreement entered into on December 31, 1997 (the "Participation Rights Agreement"), Motorola is entitled to certain demand and participation ("piggyback") registration rights with respect to the shares of common stock issued to Motorola as part of the ARDIS Acquisition.
Motorola  or its  transferees  are  entitled  to two demand  registrations  with respect to its shares of American Mobile's common stock, subject to certain registration priorities and postponement rights of American Mobile. In addition, Motorola is entitled to piggyback registration in connection with any registration of securities by American Mobile (whether or not for its own account) on a form which may be used for registration of the common stock held by Motorola. Under the Participation Rights Agreement, Motorola's piggyback registration rights have certain priorities for sale over those of other parties (including the Participating Stockholders). Motorola's priority rights, however, do not extend to a primary registration on behalf of American Mobile. Motorola has registered all of its shares of American Mobile common stock on a shelf registration statement filed by American Mobile and declared effective by the SEC on March 31, 1999.


XM Ventures Agreements

The Company is obligated to register for resale the shares of its Common Stock acquired by XM Ventures pursuant to an Exchange Agreement, dated July 7, 1999 (the "Exchange Agreement") by and among the Company, XM Radio and WorldSpace, Inc. ("WorldSpace"). This resale registration statement was filed by the Company and declared effective by the SEC on August 12, 1999.

XM Ventures also has "piggyback" registration rights with respect to its American Mobile stock, when the Company proposes to register any of its securities in an underwritten public offering. The piggyback registration rights granted to XM Ventures are subject and subordinate to the registration rights under all of the Company's other existing registration rights agreements with other parties.

In addition, beginning on the later of July 7, 2001 or the exercise or expiration of all demand registration rights under all of the Company's other existing registration rights agreements with other parties, but in no event later than July 7, 2002, XM Ventures is entitled to two underwritten demand registrations on customary terms and procedures. These demand registrations are subject to the right of the Company's Board of Directors to delay any such registration for up to 90 days upon its good faith determination that such registration is not in the Company's best interests at that time.

XM Ventures has agreed to certain restrictions on the transfer of shares of Common Stock received pursuant to the Exchange Agreement. Of the approximately 4 million shares of Common Stock originally issued to and still held by XM Ventures, approximately 3.4 million shares are subject to contractual restrictions on XM Ventures' ability to sell or otherwise transfer such shares. Of these shares, approximately 1.7 million shares may be sold by XM Ventures after April 7, 2000, and the remainder may be sold by XM Ventures after July 7, 2000.

There are also restrictions under the Exchange Agreement on XM Ventures' ability under certain circumstances to transfer its shares of American Mobile common stock to WorldSpace or any affiliate of WorldSpace, or to non-U.S. persons or entities in which non-U.S. persons have a significant interest.

Stockholders' Agreement

American Mobile and each holder of shares of Common Stock who acquired such shares prior to the Company's initial public offering are parties to a Stockholders' Agreement, amended and restated as of December 1, 1993 (the "Stockholders' Agreement"). The remaining parties to the Stockholders' Agreement, AT&T Wireless and Hughes, hold approximately 26.93% of the outstanding Common Stock on a fully diluted basis. The Stockholders' Agreement includes provisions relating to certain corporate governance matters, as well as the voting and transferability of shares of Common Stock held by the parties to such agreement, and provisions intended to ensure compliance with applicable laws and FCC regulations. While the Stockholders' Agreement technically remains in effect, its practical effect has been reduced, or eliminated, as a result of the changing nature of the Company's stockholder base and the increasing portion of the outstanding shares of Common Stock held by the public.

Executive Officers

Executive Officers of American Mobile are elected by, and serve at the discretion of, the Board of Directors. As part of their responsibilities, Executive Officers also currently serve as officers of the subsidiaries of American Mobile, including AMSC Acquisition Company, Inc. ("AMSC Acquisition Company"), AMSC Subsidiary, AMSC Subsidiary Corporation of Virginia, AMSC ARDIS, Inc., AMSC ARDIS Acquisition, Inc. and ARDIS Company. Executive Officers receive no additional compensation for these services. Information with respect to the age, business experience and the affiliations of the Executive Officers of American Mobile is set forth below.

     Gary M. Parsons, Chairman of the Board of Directors, joined the Company in July 1996. See "Nominees" for information regarding Mr. Parson's age, business experience and affiliations.

     Walter V. Purnell, Jr., Chief Executive Officer and President, joined the Company in March 1998. See "Nominees" for information regarding Mr. Purnell's age, business experience and affiliations.

     Robert L. Goldsmith, 56. American Mobile's former Executive Vice President and Chief Operating Officer. Prior to joining American Mobile in February 1997, Mr. Goldsmith was the Senior Vice President of Sales and Marketing and General Manager of the Commercial Services Division for Qwest Communications Company ("Qwest"). Prior to joining Qwest in 1995, Mr. Goldsmith was with MCI for nine years in various executive sales and marketing positions. Mr. Goldsmith terminated his employment with the Company effective March 24, 2000.

     Dennis W. Matheson, 39. American Mobile's Senior Vice President and Chief Technology Officer since March 2000. From 1993 to March 2000, Mr. Matheson held other technical positions with American Mobile, most recently as Vice President of Engineering and Advanced Technology. Before joining American Mobile, Mr. Matheson was Senior Manager of Systems Architecture for Bell Northern Research, a subsidiary of Northern Telecom. Prior to that, he held various positions with Northern Telecom and Bell Northern Research within the design and product management organizations, and before that he held various engineering positions with Texas Instruments.

     Randy S. Segal, 44. American Mobile's Senior Vice President, General Counsel and Secretary since October 1992. Ms. Segal also serves as a Director of XM Radio. From October 1983 to October 1992, Ms. Segal was associated with the law firm of Debevoise & Plimpton in New York, New York. Prior to joining Debevoise, Ms. Segal clerked for the Honorable Jerre S. Williams of the United States Court of Appeals for the Fifth Circuit, and for the Honorable Edmund L. Palmieri for the United States District Court for the Southern District of New York.

     W. Bartlett Snell, 48. American Mobile's Senior Vice President and Chief Financial Officer since March 1999. Mr. Snell was formerly the Senior Vice President and Chief Financial Officer at Orbcomm Global, L.P. ("Orbcomm"), which he joined in 1996. Prior to joining Orbcomm, Mr. Snell spent 16 years at IBM in a variety of leadership positions in diverse business areas.

Compensation and Stock Option Committee Report

Introduction

The Company's compensation policy for 1999 was established by the Compensation and Stock Option Committee consisting of Messrs. Brandon, Parrott, Parsons, Purnell, Quartner, and Shaw. In accordance with this policy, which is discussed in greater detail below, the Compensation and Stock Option Committee set the base salaries of, and awarded cash bonuses, and stock options to, American Mobile's Executive Officers for 1999.

American Mobile's Compensation Policy. American Mobile's compensation policy is designed to (i) attract and retain a talented and highly motivated executive corps, (ii) reward those executives for attaining personal, departmental and company-wide goals and (iii) align the interests of those executives with the interests of the Company's stockholders. Each of these objectives is addressed to a greater or lesser extent by each of the three components of the executive's compensation - base salary, annual bonus and equity based awards (restricted stock awards and stock options).

In determining the base salaries of Executive Officers for 1999, the Compensation and Stock Option Committee continued its evaluation, begun in 1998, of the consistency of base and bonus compensation for executive and senior management. Salary increases were based on a consideration of maintaining comparable base salaries, within the context of recognizing the level of individual performance during 1999.

Annual Bonus. American Mobile's Executive Officers are eligible for discretionary annual bonuses. Performance objectives are set annually for each executive, with relative values set for attaining each objective. At year end, the Chief Executive Officer of the Company assesses each executive's success in obtaining his or her performance objectives, and makes an appropriate recommendation to the Compensation and Stock Option Committee regarding such executive's annual bonus. Such recommendations are generally based, in part, on quantitative factors relating to attainment of corporate objectives and, in part, on more qualitative factors relating to individual performance.

Equity Based Awards. The number and type of equity based awards granted to each executive is determined by the Compensation and Stock Option Committee in its discretion. In making its determination, the Compensation and Stock Option Committee considers the executive's position at the Company, his or her individual performance and other factors, including an analysis of the estimated amount potentially realizable from the award.

In January 2000, the Committee approved the grant of stock options to senior management to continue to align the interests of management with those of the stockholders, and to incentivize and retain those executives. A significant portion of these option grants to key employees include certain performance-based provisions. Specifically, the Committee identified approximately 33 key employees whose performance was deemed to most directly impact the Company's ability to accomplish its Year 2000 corporate performance objectives, including the subscribers, revenues and EBITDA (the "Performance Options"). These Performance Options do not vest until the seventh (7th) year following grant, unless the specified corporate performance objectives are met in which case the options could vest one year after grant. The Performance Options also include individual performance objectives to be met to achieve full accelerated vesting of the Performance Options.

The Committee determined the number of regular options and Performance Options to grant to these specified key employees as follows: The level of grants which traditionally would have been made to each employee were halved, and that "half grant" was made in the form of regular, three-year vesting, options. The Committee then granted to the specified employees special Performance Grants that require full achievement of corporate objectives for any option vesting prior to seven years after grant. The Committee increased the remaining, "half grant" to the employees by threefold in the Performance Grant, to provide a strong incentive to the employees for full achievement of corporate goals.

The Committee believes that achievement of the corporate objectives bring significant benefit to the stockholders, and that the performance options are well- designed to target and assist in achieving those objectives.

Compensation of the Chief Executive Officer. The foregoing principles and policies were applied in determining the compensation of Mr. Purnell, Chief Executive Officer during 1999. During fiscal 1999, Mr. Purnell received a base salary of $259,462 and a bonus of $86,625. In January 2000, the Compensation and Stock Option Committee also awarded Mr. Purnell options to purchase a total of 200,000 shares of the Company's common stock, 150,000 of which were Performance Options.

Tax Deductibility of Executive Compensation. The Internal Revenue Code of 1986, as amended (the "Code"), limits the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the other four most highly compensated Executive Officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation does not exceed $1 million or meets certain specified conditions (such as stockholder approval). Based on the Company's current compensation plans and policies and recently released regulations interpreting the Code, the Company and the Compensation and Stock Option Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction for executive compensation. The Compensation and Stock Option Committee intends to monitor this issue, and will consider modifications of the Company's compensation policies as conditions warrant and to the extent necessary to serve the best interests of the Company.

Douglas I. Brandon          Billy J. Parrott               Gary M. Parsons
Walter V. Purnell, Jr.      Andrew A. Quartner             Jack A. Shaw



Compensation and Stock Option Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 1999, the Compensation and Stock Option Committee of American Mobile's Board of Directors consisted of Messrs. Brandon, Parrott, Parsons, Purnell, Quartner and Shaw. During 1999, the Company and certain of its subsidiaries entered into contracts and other transactions with certain affiliates of Hughes. All of these contracts and transactions were approved by American Mobile's Board of Directors or Executive Committee, and the Company believes that the contracts and transactions were made on terms substantially as favorable to the Company as could have been obtained from unaffiliated third parties. The following is a description of such contracts and transactions.

In 1997, the Company reached an agreement with Hughes Aircraft, the manufacturer of the Company's satellite (the "Satellite"), to reduce by 27.5% the amount of certain performance payments owed by the Company to Hughes Aircraft under its Satellite construction contract and to defer all payments otherwise due until January 1998, based on certain satellite performance considerations. Thereafter, certain additional contractual payment issues were raised by the Company. At present, discussions are underway between the companies regarding such payments.

Hughes Network Systems Limited ("HNS"), the manufacturer of the Company's land earth stations (each an "LES") has provided AMSC Subsidiary software maintenance services in support of the operation of the LESs at an annual rate of $1,000,000 for the twelve month period commencing December 1, 1999.

The Company has entered into a reseller agreement with Hughes Space & Communications Company, through its Hughes Government Services ("HGS") business unit, whereby American Mobile will sell the Company's services to HGS for resale by HGS to federal government subscribers at rates to be established by HGS. Like the Company's other government resellers, HGS will set rates and prices for services and equipment, respectively and will be responsible for billing and collecting amounts due from its customers. For 1999, the total amount of sales to HGS were $24,637.

In connection with the ARDIS Acquisition, the Company, AMSC Acquisition Company and its subsidiaries entered into agreements with Morgan Guaranty Trust Company of New York, Toronto Dominion Bank, and certain other lenders (collectively, the "Banks") to provide for two facilities: (i) the Revolving Credit Facility, a $100 million unsecured five-year reducing revolving credit facility and (ii) the Term Loan Facility, a $100 million five-year, term loan facility with up to three additional one-year extensions subject to the Banks' approval (collectively, the "Bank Financing"). The Term Loan Facility is secured by the assets of the Company, principally its stockholdings in XM Radio and AMSC Acquisition Company, which was formed in connection with the ARDIS Acquisition. The Bank Financing is severally guaranteed by Hughes, Singapore Telecommunications, Ltd. and Baron Capital Partners, L.P. (collectively, the "Bank Facility Guarantors"). The principal amount of the Term Loan Facility has been reduced to $41.0 million as of March 31, 2000.

In exchange for the additional risks undertaken by the Bank Facility Guarantors in connection with the Bank Financing, American Mobile agreed, pursuant to a Guaranty Issuance Agreement dated March 31, 1998 (the "GIA"), to compensate the Bank Facility Guarantors, principally in the form of 1 million additional warrants and repricing of 5.5 million warrants previously issued (together, the "Guarantee Warrants"). As originally issued, the Guarantee Warrants had an exercise price of $12.51. Further, in connection with the guarantees, American Mobile agreed to reimburse the Bank Facility Guarantors in the event that the Bank Facility Guarantors were required to make payment under the Revolving Credit Facility guarantees and, in connection with this reimbursement commitment, has provided the Bank Facility Guarantors a junior security interest with respect to the assets of the Company, principally its stockholdings in XM Radio and AMSC Acquisition Company.

The Bank Facility Guarantors also obtained certain demand and piggy-back registration rights with regard to the unregistered shares of the Company's common stock held by them or issuable upon exercise of the Guarantee Warrants. Pursuant to the terms of the Amended and Restated Registration Rights Agreement among the Bank Facility Guarantors and the Company (the "Registration Rights Agreement"), the Company agreed to (i) extend the expiration date for demand registration rights with respect to the Bank Facility Guarantors' existing warrants, (ii) provide registration rights for the warrants issued pursuant to the GIA, and (iii) provide registration rights for other restricted securities held by the Bank Facility Guarantors. Under the Registration Rights Agreement the Bank Facility Guarantors are entitled to up to three demand registrations with respect to their shares of American Mobile's common stock, subject to certain registration priorities and postponement rights of American Mobile. In addition the Bank Facility Guarantors are entitled to piggyback registration in connection with any registration of securities by American Mobile (whether or not for its own account), subject to certain Motorola priorities for sale under the Participation Rights Agreement.

On March 22, 1999, American Mobile and the Bank Facility Guarantors agreed to amend the Registration Rights Agreement to (1) extend the expiration date for exercise of the demand registration rights granted thereunder to March 31, 2007,
(2) clarify that the rights provided in the Registration Rights Agreement are assignable by the Bank Facility Guarantors provided that the prospective assignee agrees to become a party to that agreement, and (3) provide one additional demand registration right that may be exercised only by Hughes or its assignee.

On March 29, 1999, the Bank Facility Guarantors agreed to eliminate certain covenants contained in the GIA relating to the Company's Earnings Before Interest, Depreciation, Amortization and Taxes ("EBITDA") and service revenue. In exchange for this waiver, the Company agreed to amend the exercise price of the Guarantee Warrants from $12.51 per share to $7.50 per share.

As a result of the automatic application of certain adjustment provisions following the issuance of 7.0 million shares of common stock in the Company's public offering in August 1999, the exercise price of the Guarantee Warrants was further reduced to $7.36 per share, and the Guarantee Warrants became exercisable for an additional 129,246 shares.

Performance Graph

The graph set forth below shows the cumulative total return to holders of the Company's common stock from December 31, 1994 through December 31, 1999, computed by dividing (1) the difference between the closing price per share at the beginning of such period and the last trading day of each month during such period (the Company did not declare or pay dividends on its common stock during such period) by (2) the closing share price at the beginning of such period, and compares such return to the performance during such period of the Center for Research in Security Prices ("CRSP") Total Return Index for The Nasdaq Stock Market (U.S. Companies) ("Nasdaq U.S.") and the CRSP Nasdaq Telecommunications Stock Index ("Nasdaq Telecom"). The Nasdaq U.S. index comprises all domestic common shares traded on the Nasdaq National Market and the Nasdaq SmallCap Market, and the Nasdaq Telecom index comprises all such domestic common shares of companies falling under Standard Industrial Classification Code 48. These indices are prepared for Nasdaq by the CRSP at the University of Chicago. The graph assumes $100 invested on December 31, 1994 in the Company's common stock (at $20.50 per share), the Nasdaq U.S. index and the Nasdaq Telecom index.

               COMPARISON OF SIXTY MONTHS CUMULATIVE TOTAL RETURN

         [GRAPHIC OMITTED]

                 Dec. '94   Dec. '95   Dec. '96   Dec. '97   Dec. '98   Dec. '99
                 --------   --------   --------   --------   --------   --------

American Mobile   100.000    103.395    81.199     37.358     38.338     69.004
Nasdaq US         100.000     99.597   127.981    155.959    233.293    358.852
Nasdaq Telecom    100.000    112.867   100.077    139.079    211.116    369.233

                             Executive Compensation

The following tables set forth (a) the compensation paid or accrued by the Company to the Company's chief executive officer and its four other most highly compensated Executive Officers receiving over $100,000 per year (such officers, the "Named Executive Officers") for services rendered during the fiscal years ended December 31, 1999, 1998 and 1997 and (b) certain information relating to options granted to such individuals.

Summary Compensation Table



                                                                                                            All Other
                                       Annual Compensation                      Long-Term Compensation     Compensation
                                       -----------------------------------------------------------------  --------------
                                                                                              Securities
Name and                                             Other Annual       Restricted Stock      Underlying
Principal Position        Year      Salary  Bonus    Compensation(1)        Awards(2) $     Options/SARs(3)
------------------        ----      ------  -----    ---------------        -----------     ---------------

Gary M. Parsons(4)        1999    $209,200  $168,438          $396                                             -
 Chairman of the Board    1998    $349,596  $158,000       $10,122          $985,555         100,000           -
                          1997    $317,692   $87,500       $10,122                           100,000           -

Robert L. Goldsmith(5)    1999    $243,624   $83,435        $1,062                            60,000           -
 Former Executive Vice    1998    $219,456   $76,406       $10,950          $665,250                           -
 President and Chief      1997    $189,807         -        $9,581                           100,000           -
 Operating Officer

Walter V. Purnell, Jr.(6) 1999    $275,600   $86,625          $639                           100,000       $101,912(7)
 President and Chief      1998    $172,258         -        $7,200          $709,600          80,000        $81,780(8)
 Executive Officer

Randy S. Segal            1999    $223,698   $68,847          $243                            50,000           -
 Senior Vice President,   1998    $204,216   $66,850        $9,904          $532,200               -           -
 General Counsel and      1997    $191,000   $52,716        $9,888                            25,000           -

W. Bartlett Snell(9)      1999    $172,615         -          $306          $188,800          40,000           -
 Vice President, Chief
 Financial Officer

(1) For fiscal years 1997, 1998 and 1999, dollar amount includes group term life insurance premiums. For fiscal year 1997, dollar amount includes the personal use of a company car and/or a car allowance.

(2)As of December 31, 1999, the dollar value of restricted stock held by each of Messrs. Goldsmith, Parsons, Purnell and Snell and Ms. Segal was $1,037,500, $2,305,553, $1,660,000, $830,000 and $830,000 respectively. The restricted stock vests equally over three years and is subject to certain performance conditions that may be waived by the Board of Directors.

(3)The numbers reflect grants of options to purchase shares of common stock under the Option Plan. The Company has not granted stock appreciation rights ("SARs").

(4)Mr. Parsons was Chief Executive Officer and Chairman of the Board, and Mr. Purnell was President, during 1998. The principal positions indicated above were effective January 1, 1999.

(5)Messrs. Goldsmith and Snell joined the Company in February 1997 and March 1999, respectively.

(6)Mr. Purnell joined the Company in April 1998 upon the ARDIS Acquisition.

(7)Relates  to relocation  expenses.

(8)Relates to executive retirement plan pay-out.

The following table sets forth each grant of stock options made during fiscal year 1999 to each of the Named Executive Officers.


Option/SAR Grants in Last Fiscal Year


                                                                                                Potential Realizable
                                          Individual Grants                                       Value at Assumed
                                                                                                  Annual Rates of
                                 Number of       % of Total                                         Stock Price
                                 Securities      Options/SARs                                       Appreciation for
                                 Underlying      Granted to   Exercise or                          Option Term(3)
                                 Options/SARs    Employees/   Base Price
     Name                        Granted(1)(2)   Fiscal Year  ($/Share)      Expiration Date           5%    10%
     ----                        -------------   -----------  ----------     ---------------          ----------

Robert L. Goldsmith ............    60,000          5.9449%     $5.18         Jan. 28, 2009       $195,460  $495,335
Gary M. Parsons ................    50,000          4.9541%     $5.18         Jan. 28, 2009       $162,884  $412,779
Walter V. Purnell, Jr. .........   100,000          9.9082%     $5.18         Jan. 28, 2009       $325,767  $825,559
Randy S. Segal         .........    50,000          4.9541%     $5.18         Jan. 28, 2009       $162,884  $412,779
W. Bartlett Snell       ........    40,000          3.9633%     $4.72         Mar. 16, 2009       $118,735  $300,899

(1)Does not include options granted on January 27, 2000, with respect to fiscal year 1999. The numbers reflect the grant of options to purchase shares of common stock under the Option Plan. The Company has not granted SARs.

(2)The options become exercisable in three annual installments, vesting at the rate of 33 1/3 % per year for three years.

(3)Based on actual option term and annual compounding. The actual value a Named Executive Officer may realize will depend upon the excess of the price of the common stock over the exercise price on the date the option is exercised. Accordingly, there is no assurance that the value ultimately realized by a Named Executive Officer, if any, will be at or near the values indicated.

The following table sets forth, for each of the Named Executive Officers, the value of unexercised options at fiscal year-end:

                      Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
                                               Option/SAR Values (1)

                                                Number of Securities Underlying               Value of Unexercised
                                                 Unexercised Options at Fiscal              in-the-Money Options/SARs
                                                         Year-End(#)                          at Fiscal Year-End($)
Name                                               Exercisable/Unexercisable               Exercisable/Unexercisable

Gary M. Parsons....................                   399,334/150,666                         $3,545,048/$1,840,452
Walter V. Purnell, Jr..............                    26,667/153,333                           $316,804/$2,190,596
Robert L. Goldsmith................                    66,000/94,000                            $544,500/$1,214,700
Randy S. Segal ....................                   115,432/58,500                            $946,633/$845,990
W. Bartlett Snell..................                         0/40,000                                  $0/$641,200

(1) The Company has not granted SARs.

              2.AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
           INCORPORATION TO REMOVE THE REQUIREMENT OF A MINIMUM BOARD
                                      SIZE

On March 23, 2000, the Board of Directors approved an amendment to the Company's Restated Certificate of Incorporation to remove the Certificate of Incorporation's requirement of a minimum size for the Board of Directors. Instead of specifying a minimum Board size, the Restated Certificate of Incorporation, as amended by the proposed amendment, would provide that the Board shall have such number of directors as may from time to time fixed by, or in the manner provided in, the Company's Bylaws.

The Board of Directors concluded that the charter provision mandating a specific minimum number of directors no longer serves a useful purpose, in light of the Company's history and its current stockholder base. In its early life, both as a privately held company and as a public company, the Company's outstanding shares of Common Stock were closely held by a small number of stockholders. Over time, the Company's stockholder base has broadened and diversified significantly. Certain of the Company's historically significant stockholders have reduced their equity positions, and the portion of the Company's outstanding stock held by persons other than its original principal stockholders has increased. Also, during this period certain of the Company's original principal stockholders have either ceased to appoint representatives on the Company's Board of Directors, or reduced their representation significantly. For these reasons, the Board concluded that there is no longer a need to retain the minimum Board size requirement in the Company's Certificate of Incorporation.

Also, with the fluctuation in the size of the Board in recent years, the Board believes it would be prudent to remove the minimum Board size requirement in order to avoid the need to amend the Certificate of Incorporation repeatedly in future periods to reduce the Board size. In addition, the Board believes that the minimum Board size provision is not customary for well established public companies, and, accordingly, deems it advisable and appropriate to remove such provision.

If this  amendment  is  approved,  the text of the first  sentence of the second
paragraph  of  Article  FIFTH  of  the   Company's   Restated   Certificate   of
Incorporation will be amended to read as follows:

         The number of directors shall be such number as from time to time shall be fixed by, or in the manner provided in, the Bylaws of the Corporation; provided, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Recommendation and Vote Required

The affirmative vote of the holders of two-thirds of the outstanding shares of common stock is required to authorize the proposed amendment to the Restated Certificate of Incorporation.

The Board of Directors Recommends a Vote FOR Proposal 2.



              3.AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
            INCORPORATION TO CHANGE THE REQUIREMENT FOR AMENDING THE
               CERTIFICATE OF INCORPORATION FROM TWO-THIRDS OF THE
            OUTSTANDING STOCK TO A MAJORITY OF THE OUTSTANDING STOCK

On March 23, 2000, the Board of Directors approved an amendment to the Company's Restated Certificate of Incorporation to change the requirement for amending the Certificate of Incorporation from a vote of two-thirds of the outstanding common stock to a majority of the outstanding common stock.

The Board of Directors concluded that the charter provision regarding amendments of the charter no longer serves its original purpose. In its early life, both as a privately held company and as a public company, the Company's outstanding shares of Common Stock were closely held by a small number of stockholders. Over time, the Company's stockholder base has broadened and diversified significantly. Certain of the Company's historically significant stockholders have reduced their equity positions, and the portion of the Company's outstanding stock held by persons other than its original principal stockholders has increased, and currently exceeds 50% of the Company's outstanding common stock. For these reasons, the Board concluded that there is no longer a need to retain the two-thirds vote requirement for amendments to the Certificate of Incorporation.

In addition, the Board determined that the present two-thirds requirement for charter amendments is not typical or customary for public companies incorporated in Delaware. The Board believes that a two-thirds vote requirement could present unnecessary and/or unintended obstacles to achieving stockholder approval of charter amendments that may be in the best interests of the Company and its stockholders.

If this amendment is approved, the text of the second sentence of Article ELEVENTH of the Company's Restated Certificate of Incorporation will be amended to read as follows:

               This   Certificate  may  not  be  amended,   modified,   rendered
          ineffective or repealed except by the vote of the holders of a majority of the issued and outstanding shares of Common Stock.

Recommendation and Vote Required


The affirmative vote of the holders of two-thirds of the outstanding shares of common stock is required to authorize the proposed amendment to the Restated Certificate of Incorporation.

The Board of Directors Recommends a Vote FOR Proposal 3.



          4.AMENDMENT AND RESTATEMENT OF THE 1989 EMPLOYEE STOCK OPTION
             PLAN AS THE AMERICAN MOBILE SATELLITE CORPORATION STOCK
                                   AWARD PLAN

General

The Board of Directors has approved and recommends to the stockholders a proposal to amend and restate the Option Plan as the "American Mobile Satellite Corporation Stock Award Plan," with such amended and restated Plan to incorporate the following amendments: (i) an increase in the number of authorized shares available for issuance under the Option Plan to 7,300,000;
(ii) broadening the eligibility criteria to add non-employee directors and consultants as eligible participants under the Option Plan; (iii) expanding the circumstances, consistent with current law and applicable federal securities regulations, under which options may be transferred by the option holder, if the Board or Compensation and Stock Option Committee chooses to permit such transfers in an optionee's stock option agreement; (iv) clarifying that the Company is authorized to make a variety of stock-based awards other than stock options under the Option Plan; (v) extending the termination date of the Option Plan to January 27, 2010; and (vi) certain other amendments of a conforming and/or technical nature intended to ensure that the Option Plan is consistent with current laws and regulations applicable to such plans.

The foregoing amendments incorporated in the Option Plan are summarized below, and the complete text of the Option Plan is included in this Proxy Statement as Annex A. The summary of the amendments is not intended to be a complete description of the amendments, and the summary is qualified in its entirety by the actual text of the Option Plan to which reference is made.

The amendments included within Proposal 4 and described below will not be effective unless and until stockholder approval is obtained.


Summary of the Proposed Amendments and Reasons for the Amendments

This section summarizes the proposed amendments to the Option Plan, and also describes the Board's reasons for adopting such amendments.

1. Increase in Number of Authorized Shares Under Option Plan. The Board has approved an increase in the number of shares of common stock authorized for issuance under the Option Plan from 5,500,000 to 7,300,000

As of March 31, 2000, option grants and restricted stock awards for 4,455,604 shares were granted and outstanding, and 994,771 options had been exercised. In the absence of an amendment to increase the number of shares authorized under the plan, there would be only 155,410 shares remaining available for grant under the plan. If Proposal 4 is adopted, there will be 1,955,410 shares of common stock available for grant under the Option Plan.

The Company uses stock option grants as an integral part of its compensation program for executives and employees. By doing so, the Company believes it links compensation throughout the organization to the Company's performance. The Board believes that this program has been an important factor in the Company's attracting and retaining employees of outstanding ability and promoting the identification of such employees' interests with those of the Company's stockholders. For these reasons, the Board believes that it is appropriate to continue such practice in the future through the use of stock options. The Company has granted options under the Option Plan at a faster rate than it originally expected to do when shareholders last approved an increase in the number of authorized shares in 1998, primarily because of the Company's continued growth and the significant increase in Company employees following the acquisition of ARDIS in March 1998. In addition, as described above under "Compensation and Stock Option Committee Report," the Board has made grants of Performance Options to key employees, in addition to traditional option grants. The Board believes that additional shares of common stock should be made available under the Option Plan to facilitate the continued use of stock options, as well as other stock-based awards, as part of the Company's overall incentive compensation program.

2. Adding Non-Employee Directors and Consultants as Eligible Participants. The Board has approved an amendment to broaden the eligibility criteria in the Option Plan to permit awards to be made to non-employee directors and consultants, as well as employees.

Currently, non-employee directors of the Company are eligible to receive options pursuant to the terms of the Director Plan. As of March 31, 2000, option grants for 95,000 shares were granted and outstanding under the Director Plan, and no options had been exercised. In the absence of the amendments included within Proposal 4, there would be only 5,000 shares remaining available for grant under the Director Plan.

The Company originally adopted the Director Plan as a separate plan to ensure that options granted to non-employee directors satisfied certain requirements under Section 16 of the Securities Exchange Act of 1934, as amended (the

"Exchange Act"), and the rules and regulations thereunder (the "Section 16 Rules"). In light of recent amendments to the Section 16 Rules, the Company has determined that it is no longer required to maintain a separate plan with respect to option grants for non-employee directors. The Company believes that it can satisfy compliance with the Section 16 Rules and other applicable laws, rules and regulations by making grants of stock options to non-employee directors under the terms of a single plan governing awards to employees and non-employee directors, the Option Plan. The Company intends to use the remaining authorized shares under the Director Plan, and then begin using available shares under the Option Plan, in making future awards of stock options to non-employee directors. The Company believes that its continued grant of options to non-employee directors will help to promote ownership by such non-employee directors of a greater proprietary interest in the Company, thereby aligning such directors' interests more closely with those of the Company's stockholders. The Company also believes that its ability to grant stock options to non-employee directors will assist it in attracting, and retaining, highly qualified individuals to serve as non-employee directors.

The Board also believes that it is appropriate to broaden the eligibility criteria under the Option Plan to permit consultants engaged in efforts on the Company's behalf to be eligible to receive awards of stock options or other stock-based awards, if the Board or Compensation and Stock Option Committee deems it appropriate and in the best interests of the Company. The Board believes that the flexibility to make such awards will assist the Company in attracting and retaining non-employee consultants, and in motivating such consultants to perform to the best of their abilities.

3. Expansion of Permitted Transfers of Stock Options. The Board has approved an amendment to expand the circumstances, consistent with current law and applicable federal securities regulations, under which options may be transferred by the option holder, if the Board or Compensation and Stock Option Committee elects to permit such transfers in optionees' individual stock option agreements. Specifically, under the amendments approved by the Board, options could be transferred, in transactions not for value, to specified "family members" (as defined in the Option Plan), provided that the individual's option agreement permits such transfers.

Currently, the Option Plan permits the transfer of options only upon death or pursuant to a qualified domestic relations order. The expanded circumstances under which options may be transferred is intended to facilitate individuals' estate planning. The Board adopted these changes so that the Company can, in its discretion, elect to permit such transfers for specific option grants. The expansion of circumstances in which options may be transferred is consistent with recent changes in securities laws and related rules and regulations, and the Board believes that it is appropriate for the Option Plan to be consistent with such current laws, rules and regulations, in order to allow the Company the maximum flexibility in administering the Option Plan.

4. Clarification of Permitted Types of Awards Under Plan. The Board has approved certain amendments of language to clarify that the Company may make a variety of stock-based awards to eligible participants under the Option Plan, in addition to stock options. Specifically, the Board has added language clarifying that participants may be awarded restricted stock, stock appreciation rights, phantom shares, or other similar stock-based awards, in addition to grants of stock options. The Board believes that these amendments merely clarify the Option Plan's existing terms, which permit the award of "Bonus Stock." To date, the only types of stock-based awards that have been made other than stock options are awards of restricted stock. However, the Board believes that it is prudent to clarify that the Company has the flexibility to design a variety of similar stock-based award programs, in its discretion, in order to accomplish the Company's objective of ensuring that its stock-based incentive compensation programs adequately incentivize its employees.

5. Extension of Termination Date to January 27, 2010. The Board has approved an amendment extending the termination date of the Option Plan to January 27, 2010, which is ten years from the date the Board adopted such amendment. The Board believes that it is prudent and appropriate to extend the Option Plan's termination date for ten years, to January 27, 2010, to avoid interruptions or complications that might arise in 2003, the current termination date, in the absence of shareholder approval to extend the Plan's termination date at that time.


Summary of the Option Plan

Set forth below is a summary of the principal terms of the Option Plan, as proposed for amendment. The complete text of the Option Plan is included as Annex A. The summary set forth below is not intended to be a complete description of the Option Plan, and the summary is qualified in its entirety by the actual text of the Option Plan to which reference is made.

Unless sooner terminated by the Board, the Option Plan will expire on January 27, 2010. Such termination will not affect the validity of any option grant or stock award outstanding on the date of termination.

The Option Plan is administered by a committee comprised of at least two non-employee directors of the Company, or, alternatively, may be administered by the Board. Subject to the terms and conditions of the Option Plan, such committee, or the Board, has the authority to select the persons to whom grants of options or other stock-based awards are to be made, to designate the number of shares of Common Stock to be covered by such grants or awards, and to make all other determinations and take all other actions necessary or advisable for the administration of the Option Plan.

Subject to the terms and conditions of the Option Plan, the committee administering the Option Plan, or the Board, may modify, extend or renew outstanding options, or accept the surrender of outstanding options granted under the Option Plan or under any other stock option plan of the Company and authorize the granting of new options pursuant to the Option Plan in substitution therefor. The substituted options may specify a lower exercise price than the surrendered options, a longer term than the surrendered options or have any other provisions that are authorized by the Option Plan.

The Option Plan may be amended by the Board, subject to stockholder approval if such approval is then required by applicable law.

Stock options and other stock-based awards may be granted or awarded to employees of the Company, consultants, and non-employee directors. A participant may receive more than one option or award provided that no participant may be granted options or other stock-based awards under the Option Plan covering more than 50% of the shares of Common Stock reserved for issuance under the Option Plan as set forth above.

Stock options granted under the Option Plan will have exercise prices not less than the greater of the fair market value of the optioned stock at the date of grant or the par value of the optioned stock. Generally, options granted under the Option Plan shall not be exercisable until the expiration of six months from the date of grant or have a term greater than ten years after the date of grant. Without limiting the discretion of the administering committee or Board of Directors as to the terms of stock options granted in accordance with the provisions of the Option Plan, options granted under the Option Plan generally become exercisable as to 331/3% of the stock covered thereby on each of the first three anniversaries of the date of grant, generally terminate ten years after the date of grant, and generally have an exercise price equal to the fair market value of the optioned stock at the date of grant. The committee administering the Option Plan may in its discretion provide that options granted under the Option Plan expire at specified times following, or become exercisable in full upon, the occurrence of certain events, including a change of control, death, disability or retirement.

The Option Plan permits the payment of the option exercise price to be made in cash (which may include an assignment of the right to receive the cash proceeds from the sale of Common Stock subject to the option pursuant to a "cashless exercise" procedure) or by delivery of shares of Common Stock valued at their fair market value on the date of exercise, or by a combination of both cash and Common Stock. The Option Plan also provides, unless otherwise set forth in an option agreement, for satisfaction of an optionee's or grantee's tax liabilities arising in connection with the Option Plan through retention by the Company of shares of Common Stock issuable upon the exercise of a nonstatutory stock option or pursuant to another stock-based award or through delivery of shares of Common Stock to the Company subject to the terms and conditions set forth in the Option Plan and under such other terms and conditions as set forth in an option agreement.

Unless provided otherwise in an option agreement, in the case of transfers to certain family members of the optionee, options granted under the Option Plan shall not be transferable otherwise than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code), and may be exercised during the optionee's lifetime only by the optionee or, in the event of the optionee's legal disability, by the optionee's legal representative.

Stock-based awards other than options may also be awarded under the Option Plan. A stock-based award consists of shares of Common Stock that may be issued from time to time under such conditions (if any) that the committee administering the Option Plan, or the Board, may prescribe. Such conditions might include such matters as continued employment with the Company for a specified period of time or achievement of certain performance goals.

Certain Federal Income Tax Matters

An optionee will not recognize income on the grant of a nonstatutory stock option, but generally will recognize ordinary income on the exercise of a nonstatutory stock option. The amount of income recognized on the exercise of a nonstatutory stock option generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares. The Company generally will be entitled to a deduction in the amount of ordinary income so recognized, subject to satisfying certain income tax reporting requirements.

A grantee who receives a stock-based award that is not subject to restrictions generally will recognize ordinary income with respect to the shares on the date of grant. If the shares of stock are subject to a substantial risk of forfeiture on the date of grant, the grantee is not required to include the value of such shares in ordinary income until the shares become no longer subject to a substantial risk of forfeiture, unless the grantee elects to be taxed on receipt of the shares. In either case, the amount of such income generally will be equal to the fair market value of the shares at the time the income is recognized. The Company generally will be entitled to a deduction in the amount of ordinary income so recognized, subject to satisfying certain income tax reporting requirements.

The rules governing the tax treatment of options and stock-based awards, and an optionee's or grantee's receipt of shares in connection with such grants or awards, are quite technical, so that the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state law may not be the same as under the federal income tax laws.


Section 162(m) of the Internal Revenue Code

The Board of Directors and the members of its Compensation and Stock Option Committee believe that, as a matter of general policy, the Company's incentive compensation plans should be structured to facilitate compliance with Section 162(m) of the Internal Revenue Code ("Section 162(m)"). Section 162(m) generally disallows a public company's tax deduction in excess of $1 million for compensation to its chief executive officer and the four other most highly compensated executive officers, subject to an exception for performance-based compensation. Options granted under a shareholder-approved plan such as the Option Plan generally qualify for the performance-based exception to Section 162(m). However, the Board and the Compensation and Stock Option Committee also believe that the Compensation and Stock Option Committee should reserve the right to establish other incentive compensation arrangements for otherwise covered executive officers that may not comply with Section 162(m) if it determines, in its sole discretion, that to do so would be in the best interests of the Company and its stockholders

Vote Required

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the amendments incorporated within the Option Plan.

The Board of Directors unanimously recommends that stockholders vote FOR approval of Proposal 4.


                                 5.AMENDMENT OF
                          EMPLOYEE STOCK PURCHASE PLAN
                     TO INCREASE NUMBER OF AUTHORIZED SHARES

General

On January 27, 2000, the Board of Directors approved an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock authorized for issuance under such plan from 300,000 to 600,000.

The Board concluded that this increase in the number of shares available for issuance under the Purchase Plan was necessary in order to have a sufficient number of shares available for issuance to employees who participate in the Purchase Plan. This increase is necessary for several reasons. First, the Purchase Plan has not been increased since it was first adopted in 1993. Second, the number of people employed by the Company has grown significantly since the Purchase Plan was first adopted, especially as a result of the acquisition of ARDIS in 1998. This has resulted in a greater number of Purchase Plan participants. In addition, during 1998 and 1999 the Company's relatively low stock price resulted in a greater number of shares being issued pursuant to the Purchase Plan than in prior periods. For all these reasons, the Board believes it is appropriate to increase the number of shares available under the Purchase Plan. The Board considers the Purchase Plan, like the Option Plan, to be an important attraction for prospective employees and a valued benefit of existing employees.


Summary of the Purchase Plan

The Purchase Plan is designed to encourage employee ownership of the Company by offering eligible employees an opportunity to purchase Common Stock at a discount through payroll deductions.

The minimum amount that employees can contribute under the Purchase Plan is 1% of their "eligible compensation", but no less than $5.00 per pay period. The maximum amount they can contribute is $21,250 per calendar year. Employees may elect to deduct either a percentage of their bi-weekly pay, or a fixed dollar amount. "Eligible compensation" is base pay, overtime, bonuses, and commissions.

The price used to buy stock is equal to 85% of the lesser of the fair market value on the first day and the last day of each purchase period under the Purchase Plan.

If there is an insufficient number of unsold shares in any purchase period that may be made available for purchase under the Purchase Plan to permit exercise of all rights deemed exercised by participating employees, an adjustment will be made, and the number of shares purchasable by all participants will be reduced proportionately. Any funds then remaining in participants' accounts will be refunded to participants.

In any calendar year, no employee may purchase shares of American Mobile stock having an aggregate fair market value over $25,000, determined, as to shares purchased during each purchase period in such calendar year, as of the first day of such purchase period. The Board of Directors may modify the Purchase Plan in any respect, but must obtain the approval of a majority of the votes cast at a duly held meeting of American Mobile's stockholders for any modification that
(i) changes the requirements as to the eligibility for participation in the Purchase Plan; (ii) increases the maximum number of shares subject to purchase under the Purchase Plan, unless such increase results from a change in capitalization, or (iii) materially increases the benefits accruing to Purchase Plan participants. After giving effect to the proposed amendment, 600,000 shares of common stock shall be authorized to be issued under the Purchase Plan.


Certain Federal Income Tax Matters

The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. Amounts withheld from pay under the Purchase Plan will be taxable income to employees in the year in which the amounts otherwise would have been received, but employees will not be required to recognize additional income for federal income tax purposes either at the time such employee is deemed to have been granted a right to purchase common stock (on the first day of a purchase period) or when the right to purchase common stock is exercised (on the last day of a purchase period).

If an employee holds the common stock purchased under the Purchase Plan for at least two years after the first day of the purchase period in which the stock was purchased (the "Grant Date"), when the employee disposes of the common stock, he or she will recognize as ordinary income an amount equal to the lesser of (a) 15% of the fair market value of the common stock on the Grant Date or (b) the excess of the fair market value of the common stock on the date of disposition over the price paid for the stock. If an employee disposes of the common stock within two years after the Grant Date, he or she will recognize ordinary income equal to the fair market value of the common stock on the last day of the purchase period in which the stock was acquired (the "Purchase Date") less the amount paid for the common stock.

Upon an employee's disposition of the common stock acquired under the Purchase Plan, any gain realized in excess of the amount reported as ordinary income will be reportable by the employee as a capital gain, and any loss will be reportable as a capital loss. Amounts required to be reported as ordinary income on the disposition of the common stock may be added to the purchase price in determining any remaining capital gain or loss. American Mobile will not receive any deduction for federal income tax purposes with respect to common stock purchased under the Purchase Plan and held for the two year holding period. With respect to stock purchased under the Purchase Plan and held less than two years, American Mobile would be entitled to a deduction in an amount equal to the amount that is considered ordinary income. Otherwise, the Purchase Plan has no tax effect on American Mobile.

Recommendation and Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment to the Employee Stock Purchase Plan.

  The Board of Directors Recommends a Vote FOR Proposal 5.


                  6.RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

  On the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as independent accountants for the Company for the year 2000, subject to ratification by the stockholders at the annual meeting. Arthur Andersen LLP have been the independent accountants for the Company since 1988. A representative of Arthur Andersen LLP will be present at the annual meeting of stockholders with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as independent accountants for the Company for the year 2000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Specific due dates for these reports have been established by the Securities and Exchange Commission and the Company is required to report in this proxy statement any failure to file by these dates. No person associated with the Company who was required to file under these rules failed to file any such required report in 1999. XM Ventures was late in filing on Form 4 the sale of 95,000 shares of American Mobile common stock. In making this statement, the Company has relied on the written representations of its directors and officers and copies of the reports that have been filed with the SEC.


                                  OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration thereof or action thereon.

All shares represented by the accompanying proxy, if the proxy is duly executed and received by the Company at or prior to the meeting, will be voted at the meeting in accordance with any instructions specified on such proxy and, where no instruction is specified, as indicated on such proxy.



               PROPOSALS FOR THE COMPANY'S ANNUAL MEETING IN 2001

The Company will review for inclusion in next year's proxy statement stockholder proposals received by December 21, 2000. Proposals should be sent to the Secretary of the Company, 10802 Parkridge Boulevard, Reston, Virginia 20191-5416. In order to be included in the proxy statement for next year's annual meeting, such proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act").

A stockholder who wishes to submit a proposal for inclusion in next year's proxy statement, outside the processes of Rule 14a-8 under the Exchange Act, must, in accordance with Article II, Section 13 of the Company's By-Laws, file a written notice with the Secretary of the Company which conforms to the requirements of the By-Laws. If the Board of Directors or a designated committee or officer who will preside at the stockholders meeting determines that the information provided in such notice does not satisfy the informational requirements of the By-Laws or is otherwise not in accordance with law, the stockholder will be notified promptly of such deficiency and be given an opportunity to cure the deficiency within the time period prescribed in the By-Laws. Such notice of a stockholder proposal must be delivered not less than 60 days nor more than 120 days prior to the date of the annual meeting to be held in 2001 (unless such notice relates to a special meeting or the annual meeting is called to be held before the date specified in the By-Laws, in which case the stockholder proposal must be delivered no later than the close of business on the tenth day following the date on which notice of the meeting is publicly announced). Any stockholder proposal that is not submitted in accordance with the foregoing procedures will not be considered to be properly brought before the 2001 annual meeting, and, if presented at the meeting, the Company will be able to use proxies given to it for such meeting to vote for or against any such proposal at the Company's sole discretion.


                               1999 ANNUAL REPORT

American Mobile's Annual Report to Stockholders for the year ended December 31, 1999, including financial statements ("Annual Report"), is being furnished concurrently with this Proxy Statement to persons who were stockholders of record as of March 31, 2000, the record date for the Annual Meeting.

                                          By order of the Board of Directors,
                                          Randy S. Segal
                                          Senior Vice President and Secretary

Reston, Virginia
April 19, 2000

                                     ANNEX A

[GRAPHIC OMITTED]


                      AMERICAN MOBILE SATELLITE CORPORATION
                                STOCK AWARD PLAN
              As Amended and Restated To Be Effective May 23, 2000



1.       Definitions

         In this Plan, except where the context otherwise indicates, the following definitions apply:

         A. "Agreement" means a written agreement implementing a grant of an Optionor a Stock-Based Award.

         B.     "Board" means the Board of Directors of the Corporation.

         C.     "Code" means the Internal Revenue Code of 1986, as amended.

         D. "Committee" means a committee of, and designated from time to time by resolution of, the Board, which shall consist of no fewer than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any affiliate of the Company.

         E. "Common Stock" means the common stock, par value $.01 per share, of the Corporation.

         F. "Consultant" means an individual or entity who is in a consulting relationship with the Corporation or any Subsidiary of the Corporation.

         G.     "Corporation" means AMERICAN MOBILE SATELLITE CORPORATION.

         H. "Date of Exercise" means the date on which the Corporation receives notice of the exercise of an Option in accordance with the terms of Article 7.

         I. "Date of Grant" means the date as of which an Option is granted or a Stock- Based Award is authorized by the action of the Committee, or such later date as may be specified in the authorization.

         J. "Employee" means any person determined by the Committee to be an employee of the Corporation or of a Subsidiary.

         K. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         L. "Fair Market Value" of a Share means the amount equal to the average of the highand low prices of a Share on the applicable date as reported by the consolidated tape of the National
                Association of Securities Dealers Automated Quotation (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted on the applicable date), or, if no Share transactions are reported on such tape (or such other system) on the applicable date, the high and low prices of a Share on the immediately preceding date on which Share transactions were so reported, or as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

         M. "Grantee" means a Participant to whom a Stock-Based Award has been granted.

         N.     "Insider"  means an  Optionee or Grantee who  is  subject to the
                reporting  requirements   under  Section  16(a) of  the Exchange
                Act.

         O. "Non-Employee Director" means a member of the Board who is not an employee of the Corporation.

         P. "Option" means an option to purchase Shares granted under the Plan in accordance with the terms of Article 6.

         Q. "Option Period" means the period during which an Option may be exercised.

         R. "Option Price" means the price per Share at which an Option may be exercised. The Option Price shall not be less than the greater of the Fair Market Value per Share determined as of the Date of Grant or the par value of the Common Stock.

         S. "Optionee" means a Participant to whom an Option has been granted.

         T. "Participant" means any Employee, Consultant, or Non-Employee Director participating under the Plan.

         U. "Plan" means this AMERICAN MOBILE SATELLITE CORPORATION Stock Award Plan, as the same shall be amended, revised, or terminated from time to time.

         V. "Reload Option" means a new Option granted to an Optionee upon the surrender of Shares to pay the Option Price of a previously granted Option. The Option Price for any Reload Option shall not be less than the greater of the Fair Market Value of a Share on the date that Shares are surrendered in payment of the Option Price in accordance with Section 3.A(d) or the par value of the Common Stock. Other terms of the Reload Option shall be the same as the terms contained in the Optionee's Agreement relating to the Option being exercised.

         W.     "Share" means a share of Common Stock.

         X. "Stock-Based Award" means any award, other than the grant of an Option, to a Participant of any stock-based instrument in accordance with Article 9 of the Plan, including, but not limited to, the award of restricted stock, unrestricted stock, stock appreciation rights, and phantom shares.

         Y. "Subsidiary" means a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Corporation either directly or through one or more Subsidiaries.

         Z. "Withholding Tax Liabilities" means the Corporation's federal, state and any local income tax and payroll withholding tax obligations arising in connection with the exercise of an Option or the grant of a Stock-Based Award (or issuance of underlying Shares) under the Plan. Withholding Tax Liabilities does not include the Corporation's share of any payroll taxes.


2.       Purpose

The Plan is intended to promote the success and enhance the value of the Corporation by linking the personal interests of Participants to those of the Corporation's shareholders by providing the Participants with an incentive for outstanding performance. The Plan is further intended to assist the Corporation in its ability to motivate, and retain the services of, Participants upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.


3.       Administration

         The Plan shall be administered by the Committee, but may also be administered by the Board. In addition to any other powers granted to the Committee, it shall have the following powers, subject to the express provisions of the Plan:

                  A. subject to the provisions of this Plan, to determine in its discretion the Participants to whom Options shall be granted and to whom Stock-Based Awards shall be made, the number of Shares to be subject to each Option or Stock-Based Award, and the terms upon which Options may be acquired and exercised and the terms and conditions of Stock-Based Awards;

                  B. to determine all other terms and provisions of each Agreement, which need not be identical;

                  C. without limiting the generality of the foregoing, to provide in its discretion in an Agreement:

                           a. for  an  agreement  by  the  Optionee  or  Grantee
                              to render services to the Corporation upon such terms and conditions as may be specified in the Agreement, provided that the Committee shall not have the power to commit the Corporation to employ or otherwise retain any Optionee or Grantee;

                           b. for  restrictions  on  the transfer, sale or other
                              disposition of Shares issued to the Optionee upon the exercise of an Option or for other restrictions permitted by Article 9 with respect to Stock-Based Awards;

                          c. for an agreement by the Optionee or Grantee to resell to the Corporation, under specified conditions, Shares issued upon the exercise of an Option or awarded pursuant to a Stock-Based Award;

                          d. for the right of the Optionee to surrender to the Corporation an Option (or a portion thereof) that has become exercisable and receive upon such surrender, without any payment to the Corporation or a Subsidiary (other than amounts necessary to satisfy Withholding Tax Liabilities with respect to the Option) that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market Value of a Share on the date of surrender over (ii) the Option Price, plus an amount of cash equal to the Fair Market Value of any fractional Share to which the Optionee might be entitled; any such surrender shall be treated as the exercise of the Option (or portion thereof); and


                         e. for the automatic issuance of a Reload Option covering a number of Shares equal to the number of any Shares used to pay the Option Price;

                  D.     to construe and interpret the Agreements and the Plan;

                  E. to require, whether or not provided for in the pertinent Agreement, of any person exercising an Option or acquiring Shares pursuant to a Stock-Based Award, at the time of such exercise or acquisition, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with the securities laws or the United States or of any state; and

                  F. to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

     Any determinations or actions made or taken by the Committee pursuant to this Article shall, subject to the express provisions of this Plan, be binding and final.


4.       Eligibility

     Options and Stock-Based Awards may be granted only to (i) Employees, (ii) Consultants, and (iii) Non-Employee Directors. Subject to the limitations of
Section 5.A, a Participant who has been granted an Option or Stock-Based Award may be granted additional Options or Stock-Based Awards.

5.       Stock Subject to the Plan

         A.         Subject  to   adjustment  as  provided  in  Article  11,  an
                    aggregate of 7,300,000 authorized and unissued Shares, reissued treasury Shares, or Shares otherwise acquired by the Corporation, may be issued under the Plan upon the exercise of Options or pursuant to Stock-Based Awards, provided, however, that no Employee may be granted Options and Stock-Based Awards covering more than 50% of the number of Shares issuable under the Plan.

         B. If an Option expires or terminates for any reason without having been fully exercised, or if Stock-Based Awards (or Shares underlying such awards) are forfeited, the unpurchased Shares which had been subject to the Option at the time of its expiration or termination, or the forfeited Stock-Based Awards (or Shares underlying such awards), shall become available for the grant of other Options or for the award of additional Stock-Based Awards, provided, that in the case of forfeited Shares and to the extent necessary to satisfy the provisions of Rule 16b-3 under the Exchange Act, the Grantee has received no dividends prior to forfeiture with respect to such Shares.


6.       Options

         A. Subject to the provisions of this Plan, the Committee is hereby authorized to grant Options to Participants.

         B. All Agreements granting Options shall contain a statement that the Option is intended to be a nonstatutory stock option and not an incentive stock option as defined in section 422 of the Code.

         C. The Option Period shall be determined by the Committee and specifically set forth in the Agreement, provided, however, that an Option shall not be exercisable before six months from the Date of Grant (except that this limitation need not apply in the event of the death of the Optionee within the six-month period) and no Option shall be exercisable after ten years after the Date of Grant.

         D. By accepting the grant of an Option under the Plan, each Optionee agrees, for the Optionee and his or her successors, that the Option may not be exercised at any time that the Corporation does not have in effect a registration statement under the Securities Act of 1933, as amended, relating to the offer of Common Stock to the Optionee under the Plan, unless the Corporation agrees to permit such exercise, and that, upon the issuance of any Shares upon the exercise of the Option, the Optionee will, upon the request of the Corporation, agree in writing that he or she is acquiring such Shares for investment only and not with a view to resale, and that he or she will not sell, pledge or otherwise dispose of such Shares so issued unless and until
                    (i) the Corporation is furnished with an opinion of counsel to the effect that registration of such Shares pursuant to the Securities Act of 1933, as amended, is not required by that Act and the rules and regulations thereunder; (ii) the staff of the Securities and Exchange Commission has issued a "no-action" letter with respect to such disposition; or
                    (iii) such registration or notification as is, in the opinion of counsel for the Corporation, required for the lawful disposition of such Shares has been filed by the Corporation and has become effective; provided, however, that the Corporation shall not be obligated to file any such registration or notification. The Option shall further agree that the Company may place a legend embodying such restriction on the certificates evidencing such shares.

         E. All other terms of Options granted under the Plan shall be determined by the Committee in its sole discretion, as exercised consistently with the terms of the Plan, and specifically set forth in the Optionee's agreement. Any terms of Options determined by the Committee that vary from the express terms set forth in the Plan also shall be specifically set forth in the Optionee's Agreement.


7.       Exercise

         A. An Option may, subject to the provisions of the Agreement under which it was granted, be exercised in whole or in part by the delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment of the Option Price for the Shares with respect to which the Option is exercised in accordance with Section 7.B, and by satisfaction by the Optionee of Withholding Tax Liabilities in accordance with
                    Article 10.

         B. The Option Price may be paid in the form of (i) cash, which may include an assignment of the right to receive cash proceeds of the sale of Common Stock subject to the Option pursuant to a "cashless exercise" of the Option through a transaction with a broker, (ii) duly endorsed certificates representing Shares (other than Shares that are subject to a substantial risk of forfeiture) having a Fair Market Value on the Date of Exercise aggregating not more than the portion of the Option Price being paid by delivery of such Shares (which Shares, if acquired from the Corporation, shall have been held for at least six months), or (iii) a combination of cash and Shares as provided in Sections 7.B(i) and (ii).

         C. To the extent required to comply with Treasury Regulationss.1.401(k)-1(d)(2)(iv)(B)(4), or any amendment or successor thereto, an Optionee's "elective and employee contributions" (within the meaning of such Treasury Regulation) under the Plan shall be suspended for a period of twelve months following such Optionee's receipt of a hardship distribution made in reliance on such Treasury Regulation from any plan containing a cash or deferred arrangement under Section 401(k) of the Code maintained by the Corporation or a related party within the provisions of subsections (b), (c), (m) or (o) of Section 414 of the Code.


8.       Nontransferability

          A. Except to the extent provided in Section 8.B below, Options granted under the Plan shall not be transferable otherwise than (a) by will or the laws of descent and distribution, or
                    (b) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and an Option may be exercised, during the Optionee's lifetime, only by the Optionee or, in the case of the Optionee's legal disability, by the Optionee's legal representative.

         B. If authorized in the applicable Agreement, an Optionee may transfer, not for value, all or part of an Option to any Family Member (as defined in this Section 8.B). For the purpose of this Section 8.B, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family

                    Members (or the Optionee) in exchange for an interest in that entity. Following a transfer under this Section 8.B), any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Optionee in accordance with this Section 8.B or by will or the laws of descent and distribution. The events of termination of employment or other relationship shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified with respect to the original Optionee. For purposes of Section 8.B, "Family Member" means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Optionee, any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the
                    Optionee)   own  more  than  fifty  percent  of  the  voting
                    interests.



9.       Stock-Based Awards

         A.         Subject to the  provisions  of this Plan,  the  Committee is
                    hereby   authorized   to  make   Stock-   Based   Awards  to
                    Participants.

         B. Shares underlying Stock-Based Awards shall be issued at such times, subject to achievement of such performance or other goals and on such other terms and conditions as the Committee shall deem appropriate.

10.      Satisfaction of Withholding Tax Liabilities

     Each Optionee or Grantee must provide the Corporation with the means to satisfy the Corporation's Withholding Tax Liabilities, with respect to any income recognized by the Optionee or Grantee as a result of the exercise of an Option or award of a Stock-Based Award (or the underlying Shares). Unless otherwise determined by the Committee and specifically set forth in the Optionee's or Grantee's Agreement, an Option or Grantee may satisfy Withholding Tax Liabilities by (i) delivering cash to the Corporation, (ii) electing to have the Corporation retain Shares otherwise issuable on the exercise of the Option or pursuant to the award of a Stock-Based Award (other than Shares that are subject to a substantial risk of forfeiture), (iii) delivering shares (other than Shares that are subject to a substantial risk of forfeiture) to the Corporation, or (iv) electing to satisfy Withholding Tax Liabilities through a combination of clauses (i), (ii) or (iii) of this Article 10. Satisfaction of Withholding Tax Liabilities also shall be accomplished under such additional reasonable terms and conditions as the Committee deems appropriate. Unless otherwise determined by the Committee and specifically set forth in the Optionee's or Grantee's Agreement, in the case of an Insider who elects to satisfy Withholding Tax Liabilities by having the Corporation retain Shares otherwise issuable on the exercise of an Option or pursuant to a Stock-Based Award, the Insider shall have the right to so satisfy Withholding Tax
Liabilities through (a) an irrevocable election made at least six months in advance of the date on which the Withholding Tax Liabilities arise, and (b) if the Withholding Tax Liabilities arise during the ten business day period beginning on the third business day following the public release of the Corporation's quarterly or annual earnings ("Window Period"), an irrevocable election made during such Window Period.


11.      Capital Adjustments

     The number and class of Shares subject to each outstanding Option or Stock-Based Award, the Option Price and the aggregate number and class of Shares for which grants or awards thereafter may be made shall be equitably adjusted by the Committee to reflect such events as stock dividends, stock splits, extraordinary cash dividends, adoption of stock rights plans, split-ups, split-offs, spin-offs, liquidations, combinations or exchange of shares, recapitalizations, mergers, consolidations, reorganizations or any similar transaction of or by the Corporation.


12.      Termination or Amendment

     The Board shall have the power to terminate the Plan and to amend it in any respect, provided that, after the Plan has been approved by the shareholders of the Company, the Board may not, without the approval of the shareholders of the Company if such approval is then required by applicable law, amend the Plan so as to increase materially the number of Shares that may be issued under the Plan (except as provided in Article 11), to modify materially the requirements as to eligibility for participation in the Plan, or to increase materially the benefits accruing to participants under the Plan. No termination or amendment of the Plan shall, without his or her consent, adversely affect the rights or obligations of any Optionee or Grantee.


13.      Modification, Extension and Renewal of Options and Bonus Stock

     Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options, or accept the surrender of outstanding Options (to the extent not theretofore exercised) granted under the Plan or under any other plan of the Corporation, or a company or similar entity acquired by the Corporation or a Subsidiary, and authorize the granting of new Options (to the extent not theretofore exercised), pursuant to the Plan in substitution therefor and the substituted Options may specify a lower exercise price than the surrendered Options, a longer term than the surrendered Options or have any other provisions that are authorized by the Plan. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify the terms of any outstanding Agreement providing for a Stock-Based Award. Notwithstanding the foregoing, however, no modification of an Option granted under the Plan, or a Stock-Based Award, shall, without the consent of the Optionee or Grantee, alter or impair any of the Optionee's or Grantee's right or obligations.


14.      Effectiveness of the Plan

     The Plan and any  amendments  requiring  shareholder  approval  pursuant to
Article 12 are subject to approval by vote of the shareholders of the Corporation within 12 months after their adoption by the Board. Subject to that approval, the Plan and any amendments are effective on the date on which they are adopted by the Board. Options and Stock- Based Awards may be granted or awarded prior to shareholder approval of the Plan or amendments requiring shareholder approval, but each such Option grant or Stock-Based Award shall be subject to the approval of the Plan or amendments by the shareholders. Except to the extent required to satisfy the requirements of Rule 16b-3 under the Exchange Act, the date on which any Option granted or Stock-Based Award awarded prior to shareholder approval of the Plan or amendment requiring shareholder approval shall be the Date of Grant for all purposes as if the Option or Stock-Based Award had not been subject to shareholder approval. No Option may be exercised prior to such shareholder approval, and any Stock-Based Award awarded shall be forfeited if such shareholder approval is not obtained.


15.      Term of the Plan

     Unless sooner terminated by the Board pursuant to Article 12, the Plan shall terminate on May 22, 2010, and no Options or Stock-Based Awards may be granted after termination. The termination shall not affect the validity of any Options or Stock-Based Awards outstanding on the date of termination.

16.      Indemnification of Committee

     In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option or Stock-Based Award granted or awarded hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction or judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation.


17.      General Provisions

         A. The establishment of the Plan shall not confer upon any Employee or Consultant any legal or equitable right against the Corporation, any Subsidiary or the Committee, except as expressly provided in the Plan.

         B. The Plan does not constitute inducement or consideration for the employment of any Employee or the retention of any Consultant, nor is it a contract between the Corporation or a Subsidiary and any Employee or Consultant. Participation in the Plan shall not give an Employee or Consultant any right to be retained in the service of the Corporation or Subsidiary.

         C. The Corporation and its Subsidiaries may assume options, warrants, or rights to purchase stock issued or granted by other corporations whose stock or assets shall be acquired by the Corporation or a Subsidiary, or which shall be merged into or consolidated with the Corporation or a Subsidiary. Neither the adoption of this Plan, nor its submission to the shareholders, shall be taken to impose any limitations on the powers of the Corporation or its affiliates to issue, grant, or assume options, warrants, rights, or bonus stock, otherwise than under this Plan, or to adopt other stock option or stock-based award plans or to impose any requirement of shareholder approval upon the same.

         D. The interests of any Participant under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in
                    Article 8.

         E. The Plan and each Agreement shall be governed, construed and administered in accordance with the laws of the State of Delaware.

         F. The adoption of the Plan, the grant and exercise of Options and the award of Stock-Based Awards shall be subject to receipt of all required regulatory approvals, including without limitation any required approvals of the Federal Communications Commission.

         G. Should any provision of the Plan that is intended to comply with the provisions of Rule 16b-3 under the Exchange Act at the date of the adoption of the Plan by the Board not be necessary for such compliance, or become no longer necessary for such compliance, such provision of the Plan shall have no force or effect under the Plan as of the date that such provision is not required for purpose of satisfying the provisions of Rule 16b-3 under the Exchange Act.

        This Proxy is Solicited By The Board of Directors of the Company


                      AMERICAN MOBILE SATELLITE CORPORATION


                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  May 23,2000


The undersigned hereby constitutes and appoints Gary M. Parsons and Walter V. Purnell, Jr., and each of them, true and lawful agents and proxies ("Proxies"), with full power of substitution and revocation in each, to attend the Annual Meeting of Stockholders of American Mobile Satellite Corporation to be held at 9:00 a.m. on Tuesday, May 23, 2000 at the Sheraton Reston Hotel, 11810 Sunrise Valley Drive, Reston, Virginia, and any adjournments thereof, and thereat to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present (i) as designated upon the matters set forth on the reverse side, and (ii) in their discretion, upon the approval of minutes of prior meetings of the stockholders and such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If directed by the undersigned to vote for the nominees, or if no direction is made, the votes represented by this proxy will be voted FOR the six nominees listed below in such proportions as determined by the Proxies in their discretion so as to maximize the likelihood of electing all such nominees; provided, however, that (i) if directed by the undersigned to withhold votes from one or more nominees, the votes represented by this proxy will be voted FOR the remaining nominees as set forth above, and (ii) if, prior to the election, any such nominee shall become unavailable for election or unable to serve, the Proxies may vote for such other persons as may be nominated. If no direction is made, this proxy will be voted FOR Proposals 2 through 6 on the reverse side. The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournments thereof.

Election of Directors, Nominees:


Douglas I. Brandon, Billy J. Parrott, Gary M. Parsons, Walter V. Purnell, Jr., Andrew A. Quartner, and Jack A. Shaw

(change of address/comments)

----------------------------------------

----------------------------------------

----------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE.

(REVERSE SIDE)

1.  Election of Directors

    |_|  For All Nominees      |_|  Withheld From All Nominees

    |_|  For, except vote withheld from the following nominee(s):

         ----------------------------------------------------

2. Amend Company's Restated Certificate of Incorporation to remove requirement of a minimum Board size:

    For  |_|             Against  |_|            Abstain  |_|


3. Amend Company's Restated Certificate of Incorporation to change requirement for amending Certificate of Incorporation from two-thirds of the outstanding common stock to a majority of the outstanding common stock:

    For  |_|             Against  |_|             Abstain |_|


4.  Amend  and  Restate  Company's  1989   Employee  Stock  Option  Plan  as the
    "American  Mobile  Satellite  Corporation   Stock  Award  Plan" to  increase
    authorized shares available to 7,300,000:

    For  |_|             Against  |_|             Abstain |_|


5. Amend Company's Employee Stock Purchase Plan to increase the number of authorized shares available to 600,000:

    For  |_|             Against  |_|             Abstain |_|


6. Ratify the appointment of Arthur Andersen LLP as independent accountants for American Mobile for the year 2000:

    For  |_|             Against  |_|             Abstain |_|

|_|  Change of address/comments on reverse side.


INSTRUCTIONS:

1. Please sign exactly as name is printed hereon.
2. If shares are held jointly, each holder should sign.
3. If signing as executor or trustee or in similar fiduciary capacity, please give full title as such.
4. If a corporation, please sign full corporate name by President or other authorized officer.
5. If a partnership, please sign partners name by authorized person.




SIGNATURE(S)                                       DATE